Exhibit 99.2

Reconciliation of Non-GAAP Financial Measures Contained Within PartnerRe Ltd.’s January 25, 2014 News Release to the Most Comparable GAAP Financial Measures

The presentation of operating earnings or loss attributable to PartnerRe Ltd. (PartnerRe) common shareholders (operating earnings) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of operating earnings to the most comparable GAAP financial measure for the three months ended December 31, 2014 (in millions of U.S. dollars):

Net income attributable to PartnerRe common shareholders	$255 – 275
Less:
Net realized and unrealized investment gains, net of tax(2)	82
Net foreign exchange losses, net of tax(2)	(29)
Interest in losses of equity method investments, net of tax(2)	(2)
Withholding tax on inter-company dividends, net of tax(2)	(6)
Operating earnings attributable to PartnerRe common shareholders(1)	$210 – 230

(1)
Operating earnings is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, interest in earnings or losses of equity investments, net of tax, where the Company does not control the investee companies’ activities, withholding tax on certain inter-company dividends (included in other expenses), net of  tax and is calculated after preferred dividends. The presentation of diluted operating earnings is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

(2)	Amounts represent Management’s best estimate.

The presentation of operating earnings or loss per common share and common share equivalents outstanding (diluted operating EPS) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of diluted operating EPS to the most comparable GAAP financial measure for the three months ended December 31, 2014 (in U.S. dollars):

Diluted net income per common share	$5.09 – 5.49
Less:
Net realized and unrealized investment gains, net of tax(2)	1.64
Net foreign exchange losses, net of tax(2)	(0.60)
Interest in losses of equity method investments, net of tax(2)	(0.03)
Withholding tax on inter-company dividends, net of tax(2)	(0.12)
Diluted operating earnings per common share(1)	$4.20 – 4.60

(1)
Diluted operating EPS is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, interest in earnings or losses of equity investments, net of tax, where the Company does not control the investee companies’ activities, withholding tax on certain inter-company dividends (included in other expenses), net of  tax and is calculated after preferred dividends. The presentation of diluted operating EPS is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

(2)	Amounts represent Management’s best estimate.

The presentation of annualized operating return on beginning diluted book value per common share and common share equivalents outstanding (Annualized Operating ROE) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of the annualized operating ROE to the most comparable GAAP financial measure for the three months ended December 31, 2014:

Annualized return on net income attributable to PartnerRe common shareholders	18.6 – 20.1%
Less:
Annualized return on net realized and unrealized investment gains, net of tax(2)	6.0
Annualized return on net foreign exchange losses, net of tax(2)	(2.2)
Annualized return on interest in losses of equity method investments, net of tax(2)	(0.1)
Annualized return on withholding tax on inter-company dividends, net of tax(2)	(0.5)
Annualized return on operating earnings attributable to PartnerRe common shareholders(1)	15.4 – 16.9%

(1)
Annualized Operating ROE is calculated using diluted operating EPS divided by the Diluted Book Value per PartnerRe common share and common share equivalents outstanding as of the beginning of the year.

(2)	Amounts represent Management’s best estimate.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities) and the impact of certain after-tax withholding tax on inter-company dividends (included in other expenses).

The presentation of diluted tangible book value per common share and common share equivalents outstanding (diluted tangible book value per common share) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of tangible book value per common share to the most comparable GAAP financial measure at December 31, 2014 (in millions of U.S. dollars):

Diluted book value per common share and common share equivalents outstanding	$126.04 -126.44
Less:
Goodwill and other intangible assets, net of tax(2)	(11.45)
Diluted tangible book value per common share(1)	$114.59 - 114.99

(1)
Diluted book value per common share and common share equivalents outstanding (diluted book value per share) is calculated using common shareholders’ equity attributable to PartnerRe Ltd. (total shareholders’ equity less noncontrolling interests and the aggregate liquidation value of preferred shares) divided by the number of common shares and common share equivalents outstanding (assuming exercise of all stock-based awards and other dilutive securities).

(2)	Amount represents Management’s best estimate.

The Company uses diluted tangible book value per common share as the basis for its prime measure of long-term financial performance (annualized growth in diluted tangible book value per common share plus dividends).